Exhibit 10.2

BUCYRUS INTERNATIONAL, INC.

2007 RESTRICTED SHARE AWARD AGREEMENT

                This 2007 RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), made as of the Award Date set forth in the Notice of Award of 2007 Restricted Shares (the “Notice”), by and between Bucyrus International, Inc., a Delaware corporation (the “Company”) and the undersigned individual (“Grantee”), sets forth the terms and conditions of the Restricted Share Award (the “Award”) described in the Notice. You must sign both the Agreement and the Notice in order for this Award to be effective. Please sign and date the Agreement and the Notice and return them promptly in the enclosed envelope.

                By accepting this Agreement and any shares of Class A common stock of the Company (“Company Stock”) issued pursuant to this Award, you acknowledge that you have received read and understand the terms of the Omnibus Incentive Plan 2007 (the “Plan”) and this Agreement, and accept this Agreement subject to all such terms and conditions.

                This Award provides for the grant of shares of Company Stock to you, which will be subject to a risk of forfeiture and shall be non-transferable until vested. Vesting occurs when continued service requirements are met. The number of shares of Company Stock and the vesting schedule applicable to the Award are stipulated in the Notice.

Terms and Conditions

                1.             Terms and Provisions of Restricted Share Award. Pursuant to Section 6 of the Plan, as of the Award Date the Company has awarded to Grantee the number of shares of Company Stock (the “Restricted Shares”) specified in the Notice. Such Award is subject to the following terms and conditions.

                2.             Award of Shares Subject to Service Requirements. The Restricted Shares are subject to the following terms, conditions and forfeiture provisions:

                                (a)           Service for Entire Period. If Grantee remains employed by the Company and/or an Affiliate through the Vesting Date stipulated in the Notice, then, to the extent not forfeited previously, 100% of the Restricted Shares shall vest on the Vesting Date.

                                (b)           Intervening Qualifying Events. Upon Grantee’s termination of employment from the Company and its Affiliates, any unvested Restricted Shares shall be immediately forfeited, except that

i. If Grantee’s termination of employment is due to death or Disability then the Restricted Shares shall vest in full on the date of such termination.

ii. If Grantee’s termination of employee occurs more than one year after the Award Date due to Retirement (a “Qualifying Retirement”), Grantee shall continue to vest in the Restricted Shares on the same basis as if Grantee had remained an active employee; provided, however, that a forfeiture shall occur if

Grantee, prior to the Vesting Date, obtains other gainful employment (regardless of whether such employment is with a competitor of the Company). Grantee acknowledges and agrees that the forfeiture of Restricted Shares set forth in the preceding sentence does not constitute a limitation or restriction on Grantee’s right to obtain other employment, but is only a restriction on Grantee’s right to receive unvested Restricted Shares.

                3.             Confidential Information; Noncompetition; Nonsolicitation.

                                (a)           Grantee acknowledges that all product design information, manufacturing processes and methods, information regarding new product development, information regarding strategic or tactical planning, information regarding pending or planned competitive bids, and information regarding key employees, and other information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses that Grantee obtains during Grantee’s employment by the Company or any of its Affiliates and that is not public knowledge (other than as a result of the Grantee’s violations of this Section 3(a)) (“Confidential Information”) is highly sensitive and proprietary. Confidential Information shall not include trade secrets of the Company, and Grantee acknowledges that Grantee has an independent statutory obligation to protect the Company’s trade secrets which is in no way limited by this Agreement. Grantee shall not communicate, divulge, disseminate, or use any Confidential Information at any time during or at any time within one year after termination of Grantee’s employment with the Company or any of its Affiliates under any circumstances reasonably likely to result in use of such information to the Company’s competitive disadvantage in any country in the World, except with the prior written consent of the Company or as otherwise required by law or legal process. All computer software, telephone lists, customer lists, price lists, contract forms, catalogs, records, files and know-how acquired while an employee of the Company or any of its Affiliates are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s or an Affiliate’s possession or premises or made use of other than in pursuit of the Company’s or an Affiliate’s business or as may otherwise be required by law or any legal process, and, upon termination of employment for any reason, Grantee shall deliver to the Company, without further demand, all such items and any copies thereof which are then in his or her possession or under his or her control.

                                (b)           For a one year period beginning on Grantee’s termination of employment, Grantee will not, except upon prior written permission signed by an authorized officer of the Company, in any capacity in which Confidential Information or trade secrets of the Company would reasonably be expected to be useful, consult with or advise or, directly or indirectly, as owner, member, shareholder, partner, officer, contractor, agent, servant or employee, engage in business with any company in competition with the Company in the business of manufacturing, selling, servicing or repairing draglines, drills or shovels for the surface mining industry or parts for such equipment, or the business of any affiliate of the Company (whether currently in existence or acquired by the Company after the date of this Agreement), or with any corporation or entity controlled by, controlling or under common control with any such company and that is conducting or planning to conduct any such business in any country in the World. Notwithstanding the foregoing, Grantee may make and retain investments in not more than three percent (3%) of the equity of any such company if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

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                                (c)           For a one year period beginning on Grantee’s termination of employment, Grantee will not, directly or indirectly, solicit for employment on behalf of any organization other than the Company or one of its Affiliates any person then employed by the Company or any of its Affiliates or who had been so-employed within the previous six months and whom Grantee supervised or learned Confidential Information about in the last year of Grantee’s employment with the Company or any of its Affiliates.

                                (d)           In the event of a breach of Grantee’s covenants under this Section 3, the Administrator is hereby authorized in his or her sole discretion to declare a forfeiture of some or all of the Restricted Shares awarded to Grantee as of such breach and it is understood and agreed that the Company shall be entitled to injunctive relief as well as any other legal or equitable remedies. Grantee acknowledges and agrees that the covenants, obligations and agreements of the Grantee in this Section 3 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company or its Affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company or any of its Affiliates shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Grantee from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies that the Company may have. The Company and Grantee hereby irrevocably submit to the exclusive jurisdiction of the courts of Wisconsin and the Federal courts of the United States of America, located in Milwaukee, Wisconsin, in respect of all disputes involving Confidential Information, trade secrets or the violation of the provisions of this Section 3.

                4.             Voting Rights. By acceptance of this Award Agreement and as consideration for the receipt of Restricted Shares, Grantee agrees to appoint a Company nominee[s] as his/her irrevocable proxy to vote, in the nominee[s]’ discretion, the Restricted Shares at the annual meeting of shareholders and at any other meetings at which shareholders are entitled to vote until the date the Restricted Shares are vested. The Company will provide appropriate means to effect this appointment. If Grantee fails to so appoint a proxy within a reasonable time as specified by the Company, this Award shall become null and void.

                5.             Dividends. Any dividends paid on the Restricted Shares prior to their vesting shall also be subject to forfeiture until such date as the underlying shares to which they relate become vested, and shall be paid in cash to Grantee upon vesting, without interest thereon.

                6.             Tax Consequences. Grantee understands that the award of Restricted Shares to Grantee, the vesting thereof, and the sale of such shares by Grantee, may have tax implications to Grantee. Grantee represents that he or she has been advised to consult a tax advisor regarding the implications of this Agreement. Grantee further acknowledges that he or she is not relying on the Company for any tax, financial or legal advice; and it is specifically understood by Grantee that no representations are made as to any particular tax treatment with respect to this Award.

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                7.             Fractional Shares. If any fractional share of Company Stock would be released from restrictions or limitations upon vesting, the Fair Market Value of such fractional share as determined on the vesting date shall be paid in cash to Grantee.

                8.             Restrictions on Transfer. Until vested, the Restricted Shares awarded to Grantee under this Agreement may not be transferred or otherwise disposed of by Grantee, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution. Any purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Agreement shall be invalid, and the Company will not transfer any of said shares on its books nor will any of said shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

                9.             Approvals. No shares of Company Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Company. The Company shall have the right to condition any issuance of shares to Grantee on Grantee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Company shall deem necessary or advisable as a result of any applicable law or regulation.

                10.           Change in Control. In the event of a change in control, all Restricted Shares that have not been previously forfeited shall become immediately vested and all restrictions and forfeiture conditions applicable to such shares shall immediately lapse.

                11.           Taxes. Grantee shall pay to the Company promptly upon request an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Grantee may satisfy the foregoing requirement by electing one or a combination of the following methods: (a) making a payment to the Company in cash or cash equivalents (including by electing to have the Company deduct the taxes from accumulated wages otherwise due to Grantee); or (b) authorizing the Company to withhold a portion of the shares of Company Stock that are vesting hereunder having a Fair Market Value on the Vesting Date equal to or less than the minimum amount required to be withheld. In the absence of an election, the Company shall withhold a portion of the shares of Company Stock that are vesting hereunder having a Fair Market Value on the Vesting Date equal to the minimum amount required to be withheld. Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. Grantee understands that the amount withheld by the Company may not be sufficient to cover Grantee’s entire tax liability, and Grantee understands that Grantee, and not the Company, is solely responsible for any tax liability Grantee may incur as a result of this Agreement.

              GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT GRANTEE DESIRES TO MAKE THE ELECTION.

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                12.           Compliance with Law and Regulations. This Agreement, the Restricted Shares awarded hereunder and any obligation of the Company hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Restricted Shares shall be held in the name of Grantee in book entry form until the Vesting Date. Upon the Vesting Date, Grantee may request that the shares of Company Stock be issued in certificate form.

                13.           Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly. Any capitalized term not defined herein shall have the meaning set forth in the Plan.

                14.           Notices. Any notices required or permitted hereunder shall be addressed to Secretary of the Company, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, or to Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesiad, change his/her or its address for future notices.

                15.           Binding Agreement; Successors. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and Grantee and Grantee’s personal representatives and beneficiaries.

                16.           Amendment. This Agreement may be amended or modified by the Company at any time; provided that any amendment that would adversely affect the rights of Grantee is subject to Grantee’s written consent. Notwithstanding the foregoing, the Company need not obtain Grantee consent if the Company determines that such amendment is necessary to comply with applicable law, the listing requirements of any principal securities exchange or market on which the Company’s Stock is then listed, or to preserve favorable accounting treatment of the Award for the Company.

                IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective as of the Award Date set forth in the Notice.

GRANTEE

Date

BUCYRUS INTERNATIONAL, INC.

Craig R. Mackus Secretary	Date
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